Exhibit 10.53

SSA Global Technologies, Inc.

500 W. Madison, Suite 1600

Chicago, Illinois 60661

November 17, 2004

GapStar, LLC

c/o General Atlantic Service Corporation

3 Pickwick Plaza

Greenwich, CT 06830

Reference is made to the Subordinated Promissory Note dated January 20, 2004, made by SSA Global Technologies, Inc. to GapStar, LLC (the “Payee”) in the original principal amount of $95,833 .75 (the “Note”). The Final Maturity Date (as defined therein) of the Note is January 20,2006. SSA has requested that the Payee extend the Final Maturity Date to January 20,2007. By your signature below, the Payee hereby agrees that the Final Maturity Date of the Note shall be extended to January 20,2007.

This letter agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this letter agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart. This letter agreement shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed within such state.

Very truly yours,

SSA GLOBAL TECHNOLOGIES, INC.

By:	/s/ Stephen Earhart
Name: Stephen Earhart
Title: EVP/CFO SSA

Acknowledged, accepted and agreed to:

GAPSTAR, LLC
By: General Atlantic Partners, LLC, it sole member

By:	/s/ Matthew Nimetz
Name: Matthew Nimetz
Title: Managing Member